EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-66460 and 333-82762) and S-8 (Nos. 333-41374 and 333-49978) of Network Engines, Inc. of our reports dated November 5, 2002 except for Note 16 for which the date is December 20, 2002, relating to the financial statements and financial statement schedule of Network Engines, Inc., which appear in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 20, 2002

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